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                                                                       EXHIBIT 5

                     (LETTERHEAD OF SIROTE & PERMUTT, P.C.)

July 26, 2000

Verilink Corporation
127 Jetplex Circle
Madison, Alabama 35758

         Re:      Registration Statement on Form S-8
                  Registration No. 333-

Gentlemen:

                  We have acted as counsel to Verilink Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on July 26, 2000, for the registration of up to an additional 100,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company to be issued pursuant to the Company's 1996 Employee Stock Purchase Plan (the "Plan"). At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

                  In connection with the opinions expressed herein, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

                  1. Following due authorization of a particular award under the Plan by the Compensation Committee of the Board of Directors of the Company as provided in the Plan, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company.

                  2. Upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established by the Compensation Committee, such Shares will be validly issued, fully paid and nonassessable.

         The foregoing opinions are limited to the laws of the State of Alabama, and we do not express any opinion herein concerning any other law. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                               Very truly yours,

                                               /s/ SIROTE & PERMUTT, P.C.

                                               SIROTE & PERMUTT, P.C.